Press Release Pitney Bowes Announces Financial Results for Fourth Quarter and Full Year 2024 Believes Strong Full Year Results Reinforce the Company is Well-Positioned to Grow Cash Flow and Earnings Outlines Comprehensive Capital Allocation Framework That Includes a New $150 Million Share Repurchase Authorization and Dividend Increase Shares Full Year 2025 Guidance of $1.95 Billion to $2.0 Billion of Revenue and $450 Million to $480 Million of Adjusted EBIT STAMFORD, Conn, February 11, 2025 – Pitney Bowes Inc. (NYSE: PBI) (“Pitney Bowes” or the “Company”), a technology-driven company that provides SaaS shipping solutions, mailing innovation, and financial services to clients around the world, today announced its financial results for the fourth quarter and full year ended December 31, 2024. The Company also delivered an update on the strategic initiatives announced on May 22, 2024, and provided guidance for 2025. Full Year 2024 Financial Highlights • Revenue was $2.027 billion, down 3% year-over-year • GAAP EPS was a loss of $1.12, including a loss of $1.68 per share from discontinued operations tied to the Global Ecommerce (“GEC”) sale • Adjusted EPS was $0.82, an improvement of $0.21 or 34% over the prior year • GAAP net loss of $204 million, including a loss of $306 million from discontinued operations tied to the GEC sale • Adjusted EBIT was $385 million, up $77 million or 25% over the prior year • GAAP cash from operating activities was $276 million • Free Cash Flow was $290 million and excludes $86 million of restructuring payments Fourth Quarter 2024 Financial Highlights • Revenue was $516 million, down 2% year-over-year • GAAP EPS was a loss of $0.21, including a non-cash pension settlement charge of $0.37 per share and GEC exit costs of $0.12 per share • Adjusted EPS was $0.32, an improvement of $0.12 or 60% over the prior year period • GAAP net loss of $37 million • Adjusted EBIT was $114 million, up $28 million or 33% versus the prior year period • GAAP cash from operating activities was $132 million • Free Cash Flow was $145 million and excludes $32 million of restructuring payments Exhibit 99.1

Returning Capital to Shareholders • Pitney Bowes is committed to significantly increasing the amount of capital that it consistently returns to shareholders. • Pitney Bowes believes that share repurchases currently represent the most efficient way to return capital to shareholders. To that end, the Pitney Bowes Board of Directors (the “Board”) has authorized a share repurchase program in the amount of $150 million. • The Company is increasing its quarterly dividend to $0.06, and the Board will evaluate potential additional increases on a quarterly basis. Update on Strategic Initiatives • GEC Exit: The wind-down process is quickly nearing completion. Based on the most recent developments, the Company is revising its expectations for associated one-time costs from $150 million to approximately $165 million. At year end, $120 million of exit costs had been paid. Exiting the business is expected to improve go-forward earnings by eliminating the losses generated by GEC, which were $136 million in 2023. Notably, the Company recorded a $164 million tax asset in 2024 related to this reorganization. The Company expects to benefit from lower cash taxes over the next three years as this asset is realized. Of note, the cash benefit of the tax asset will almost entirely offset expected cash exit costs, thanks to the significant work leadership put into developing an exit strategy that effectively optimized the trade-off between the exit costs and tax asset retention of various potential paths. • Cost Rationalization: The Company continued to identify and execute cost reduction initiatives and removed approximately $30 million in annualized costs during the fourth quarter. This brings the Company’s run-rate exiting 2024 to approximately $120 million in annualized savings. The Company now expects to achieve a total of $170 million to $190 million in net annualized cost savings, up from its previously announced target of $150 million to $170 million, with the remainder occurring over the course of 2025 and into 2026. • Cash Optimization: Pitney Bowes is reducing cash needs through three core initiatives. o First, the Company is reducing cash held for working capital purposes by (i) exiting GEC, the losses of which required the Company to hold significant cash, (ii) significantly improving internal cash forecasting, and (iii) managing liquidity instead of cash. o Second, the Company implemented an overseas cash pooling system which has reduced the amount of international cash it needs to hold from approximately $140 million to approximately $50 million. o Third, the Pitney Bowes Bank Receivables Purchase Program has accelerated the net realization of $41 million of cash from leases in 2024, freeing up approximately that amount of cash to flow to the parent Company. o Overall, these initiatives have unlocked more than $200 million that can be utilized to reduce debt, return capital to shareholders, and invest in high-return organic growth opportunities and tuck-in acquisitions. • Balance Sheet Deleveraging: As previously announced, the Company’s strong cash flow and cash optimization efforts have allowed Pitney Bowes to retire the Oaktree Capital Management, L.P. (collectively with its affiliates, "Oaktree") senior secured notes ("2028 Notes"). The Company also refinanced its 2026 Term Loan A, its 2026 Revolving Credit Facility ("RCF") and its 2028 Term Loan B through the issuance of a new $265 million 2028 RCF, a $160 million 2028 Term Loan A and a $615 million 2032 Term Loan B.

These actions have resulted in (i) an extension of maturities, (ii) a reduction of the interest rate on the Term Loan B and (iii) a significant loosening of debt covenants.

Moving forward, the Company will continue to pursue a disciplined capital allocation strategy that balances attractive investments in the business, high-return/low-risk acquisitions, reducing its leverage ratio to 3.0x over the next 24 months, and returning capital to shareholders.

The Company also announced that Robert (Bob) Gold has been appointed Executive Vice President & Chief Financial Officer, effective March 10, 2025. Additional details are available in a separate press release issued today.

Lance Rosenzweig, Chief Executive Officer and a member of the Board, commented:

*"Last year was a transformational one for Pitney Bowes. By continuing to successfully execute our four key priorities, we have positioned the Company to be more efficient and profitable. We have significantly improved free cash flow and strengthened our balance sheet – and now have no debt maturing over the next 24 months. We now have ample runway to return capital to shareholders – something that will be a core part of our capital allocation framework going forward. The team will continue its hard work in 2025 to improve cash flow in a sustainable manner – and we will benefit greatly from having Bob Gold on board as our new CFO to help drive these efforts. We are optimistic about the business and the potential to create enhanced value for our shareholders."*

Earnings per share results are summarized in the table below:

| | **Fourth Quarter** | | **Full Year** | |
|---|---|---|---|---|
| | **2024** | **2023** | **2024** | **2023** |
| **GAAP EPS** | **($0.21)** | **($1.27)** | **($1.12)** | **($2.20)** |
| Loss from discontinued operations, net of tax | ($0.03) | $0.92 | $1.68 | $1.85 |
| Restructuring charges | $0.05 | $0.08 | $0.32 | $0.22 |
| Pension settlement | $0.37 | - | $0.37 | - |
| Foreign currency (gain) / loss on intercompany loans | ($0.10) | $0.02 | ($0.04) | $0.02 |
| Strategic review costs | $0.01 | - | $0.07 | - |
| Asset impairment charge | - | - | $0.06 | - |
| Charges in connection with GEC Restructuring | $0.12 | - | $0.28 | - |
| Tax benefit from affiliate reorganization | - | - | ($0.90) | - |
| Tax on settlement of investment securities | $0.05 | - | $0.05 | - |
| Goodwill impairment | - | $0.45 | - | $0.68 |
| Loss (gain) on debt refinancing | $0.04 | - | $0.05 | ($0.01) |
| Proxy solicitation fees | - | - | - | $0.05 |
| **Adjusted EPS** | **$0.32** | **$0.20** | **$0.82** | **$0.61** |

## Business Segment Reporting

### SendTech Solutions

*SendTech Solutions offers physical and digital shipping and mailing technology solutions, financing, services, supplies and other applications for small and medium businesses, retail, enterprise, and government clients around the world to help simplify and save on the sending, tracking and receiving of letters, parcels and flats.*

| | Fourth Quarter | | | Full Year | | |
|---|---|---|---|---|---|---|
| *($ millions)* | **2024** | **2023** | **% Change Reported** | **2024** | **2023** | **% Change Reported** |
| **Revenue** | $320 | $338 | (5%) | $1,280 | $1,328 | (4%) |
| **Adj. Segment EBITDA** | $106 | $126 | (16%) | $442 | $446 | (1%) |
| **Adj. Segment EBIT** | $95 | $116 | (18%) | $402 | $408 | (2%) |

In the fourth quarter, revenue decline was driven by near-term headwinds related to the Company's product migration, continued decline in the mailing install base and a difficult year-over-year comparison from a large government deal with $8 million in upfront revenue in the prior year. Shipping-related revenue grew 18% and drove a 27% increase in business services revenue.

The declines in Adjusted Segment EBITDA and EBIT for the quarter were driven by lower revenue and non-recurring expenses but were partially offset by cost reductions. Non-recurring expenses include $11 million associated with variable compensation and a $4 million net termination fee as part of the Company's broader strategic initiatives.

### Presort Services

*Presort Services provides sortation services that enable clients to qualify for USPS workshare discounts in First Class Mail, Marketing Mail, Marketing Mail Flats and Bound Printed Matter.*

| | Fourth Quarter | | | Full Year | | |
|---|---|---|---|---|---|---|
| *($ millions)* | **2024** | **2023** | **% Change Reported** | **2024** | **2023** | **% Change Reported** |
| **Revenue** | $180 | $163 | 10% | $663 | $618 | 7% |
| **Adj. Segment EBITDA** | $61 | $43 | 43% | $202 | $145 | 39% |
| **Adj. Segment EBIT** | $52 | $34 | 52% | $166 | $111 | 49% |

Higher revenue per piece from pricing and mix drove revenue growth.

Adjusted Segment EBITDA and EBIT growth were also driven by higher revenue per piece, in addition to continued labor and transportation cost productivity and cost reductions.

## Full Year 2025 Guidance

Pitney Bowes provided the following guidance for total revenue, Adjusted EBIT, Adjusted EPS and free cash flow. The Company expects to generate full year revenue of $1.95 billion to $2.0 billion. The Company also expects to generate full year Adjusted EBIT of $450 million to $480 million. 2025 adjusted EPS is expected to range from $1.10 to $1.30. Free cash flow for 2025, which excludes restructuring payments and capital expenditures, is expected to be in the range of $330 million to $370 million. Conference Call and Webcast Management of Pitney Bowes will discuss the Company’s results in a webcast today at 5:00 p.m. ET. Instructions for accessing the earnings results call are available on the Investor Relations page of the Company’s website at www.pitneybowes.com. About Pitney Bowes Pitney Bowes (NYSE: PBI) is a technology-driven company that provides SaaS shipping solutions, mailing innovation, and financial services to clients around the world – including more than 90 percent of the Fortune 500. Small businesses to large enterprises, and government entities rely on Pitney Bowes to reduce the complexity of sending mail and parcels. For the latest news, corporate announcements, and financial results, visit www.pitneybowes.com/us/newsroom. For additional information, visit Pitney Bowes at www.pitneybowes.com. Contacts: For Investors: Alex Brown investorrelations@pb.com For Media: Longacre Square Partners Joe Germani / Ashley Areopagita jgermani@longacresquare.com / aareopagita@longacresquare.com

Adjusted Segment EBIT Adjusted Segment EBIT is the primary measure of profitability and operational performance at the segment level. Adjusted Segment EBIT includes segment revenues and related costs and expenses attributable to the segment, but excludes interest, taxes, restructuring charges, goodwill and asset impairment charges, corporate expenses, and other items not allocated to a business segment. We also report Adjusted Segment EBITDA as an additional useful measure of segment profitability and operational performance, which is calculated as Adjusted Segment EBIT plus depreciation and amortization expense of the segment. Use of Non-GAAP Measures Pitney Bowes’ financial results are reported in accordance with generally accepted accounting principles (GAAP). Pitney Bowes also discloses certain non-GAAP measures, such as revenue growth on a constant currency basis, adjusted earnings before interest and taxes (Adjusted EBIT), adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA), adjusted earnings per share (Adjusted EPS) and free cash flow. Revenue growth is presented on a constant currency basis to exclude the impact of changes in foreign currency exchange rates since the prior period under comparison. Constant currency is calculated by converting the current period non-U.S. dollar denominated revenue using the prior year’s exchange rate for the comparable quarter. We believe that excluding the impacts of currency exchange rates provides a better understanding of the underlying revenue performance. Adjusted EBIT, Adjusted EBITDA and Adjusted EPS exclude the impact of restructuring charges, goodwill and asset impairment charges, foreign currency gains and losses on intercompany loans, certain costs associated with the Ecommerce Restructuring, gains and losses on debt redemptions and other unusual items that we believe are not indicative to our core business operations. Beginning in the third quarter of 2024, as a result of the Ecommerce Restructuring, we also exclude from these measures the operating results of GEC operations that we are also in the process of exiting that did not qualify for discontinued operations reporting. These operations individually did not qualify for discontinued operations but were part of management's strategic review to exit the GEC business. These operations have either been fully dissolved or are expected to be completely dissolved by the end of the first half of 2025. We believe that excluding these amounts improves the usefulness of these measures as these results are not consistent with our ongoing operations. Previously reported periods have been revised to conform to the current period presentation. Free cash flow adjusts cash flow from operations calculated in accordance with GAAP for capital expenditures, restructuring payments and other special items. Management believes free cash flow provides better insight into the amount of cash available for other discretionary uses. Complete reconciliations of non-GAAP measures to comparable GAAP measures can be found in the attached financial schedules and at the Company's web site at: https://www.investorrelations.pitneybowes.com/ Forward-Looking Statements This document contains “forward-looking statements” about the Company’s expected or potential future business and financial performance, including, but not limited to, statements about future revenue and earnings guidance, future events or conditions, capital allocation strategy and expected cost savings, elimination of future losses, and anticipated deleveraging in connection with Pitney Bowes’ announced strategic initiatives. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that could cause actual results to differ materially from those projected. Factors which could cause future financial performance to differ materially from expectations include, without limitation, changes in postal regulations or the operations and financial health of posts in the U.S. or other major markets or changes to the broader postal or shipping markets; accelerated or sudden decline in physical mail volumes; inability to compete effectively with our Sending Technology Solutions competitors; the loss of some of Pitney Bowes’ larger clients in the Presort Services segment; inability to successfully execute on our strategic initiatives; changes in government contracting regulations and inability to comply; risks and uncertainties associated with the GEC exit and wind-down on the Company’s operations; risk of the Company’s worldwide cost reduction initiative causing loss of continuity, experience and knowledge and loss of key employees; changes in trade policies, tariffs and regulations; changes in current economic conditions including recessionary periods, labor shortages, interest rate increases and/or inflation; and other factors as more fully outlined in the Company's 2023 Form 10-K Annual Report and other reports filed with the Securities and Exchange Commission during 2024. Pitney Bowes assumes no obligation to update any forward-looking statements contained in this document as a result of new information, events, or developments. Financial Presentation On August 8, 2024, we entered into a series of transactions designed to facilitate an orderly wind-down of a majority our GEC reporting segment, which culminated in what we refer to as the “Ecommerce Restructuring.” As a result of the Ecommerce Restructuring, certain revenues, expenses, assets and liabilities are now reported as discontinued operations. Amounts of the former GEC segment that did not qualify for discontinued operations treatment primarily relate to operations that were dissolved or sold, certain shared services functions and a cross-border services contract. Prior periods have been recast to conform to the current period presentation. Note: Consolidated statements of income; revenue, adjusted segment EBIT and adjusted segment EBITDA by business segment; and reconciliations of GAAP to non-GAAP measures for the three and twelve months ended December 31, 2024 and 2023, and consolidated balance sheets at December 31, 2024 and December 31, 2023 are attached. We have not provided a reconciliation of our future expectations as to Adjusted EBIT, Adjusted EPS or free cash flow as such reconciliations are not available without unreasonable efforts.

Pitney Bowes Inc. Consolidated Statements of Operations (Unaudited; in thousands, except per share amounts) 2024 2023 2024 2023 Revenue: Business services 234,652$ 218,931$ 886,041$ 857,646$ Support services 93,270 100,281 374,571 410,734 Financing 66,077 68,874 269,893 271,197 Equipment sales 71,026 84,973 287,600 323,739 Supplies 35,587 36,674 143,245 147,709 Rentals 15,509 16,683 65,248 67,900 Total revenue 516,121 526,416 2,026,598 2,078,925 Costs and expenses: Cost of business services 129,002 135,978 515,533 560,640 Cost of support services 28,670 32,486 123,506 137,676 Financing interest expense 14,937 17,170 63,600 63,281 Cost of equipment sales 51,665 57,454 203,613 223,757 Cost of supplies 9,981 10,740 40,585 43,347 Cost of rentals 4,265 4,754 17,461 19,614 Selling, general and administrative 148,269 198,437 717,894 781,609 Research and development 9,492 8,106 31,957 29,486 Restructuring charges 12,056 17,645 76,915 52,412 Goodwill impairment - 80,365 - 123,574 Interest expense, net 26,771 27,947 110,094 98,769 Other components of net pension and postretirement income 90,774 (2,112) 89,044 (8,256) Other expense (income) 38,436 - 88,723 (3,064) Total costs and expenses 564,318 588,970 2,078,925 2,122,845 (Loss) income before taxes (48,197) (62,554) (52,327) (43,920) (Benefit ) provision for income taxes (6,134) (984) (154,829) 17,347 (Loss) income from continuing operations (42,063) (61,570) 102,502 (61,267) Income (loss) from discontinued operations, net of tax 4,690 (162,268) (306,099) (324,360) Net loss (37,373)$ (223,838)$ (203,597)$ (385,627)$ Basic earnings (loss) per share Continuing operations (0.23)$ (0.35)$ 0.57$ (0.35)$ Discontinued operations 0.03 (0.92) (1.71) (1.85) Net loss (0.21)$ (1.27)$ (1.13)$ (2.20)$ Diluted earnings (loss) per share: Continuing operations (0.23)$ (0.35)$ 0.56$ (0.35)$ Discontinued operations 0.03 (0.92) (1.68) (1.85) Net loss (0.21)$ (1.27)$ (1.12)$ (2.20)$ Weighted-average shares used in diluted earnings per share 182,006,126 176,341,606 182,525,719 175,639,669 (1) The sum of the earnings per share amounts may not equal the totals due to rounding. Year ended December 31Three months ended December 31 # Pitney Bowes - Confidential

Pitney Bowes Inc. Consolidated Balance Sheets (Unaudited; in thousands) Assets December 31, 2024 December 31, 2023 Current assets: Cash and cash equivalents 469,726$ 600,054$ Short-term investments 16,374 22,166 Accounts and other receivables, net 159,951 200,242 Short-term finance receivables, net 535,608 563,536 Inventories 59,836 63,048 Current income taxes 10,429 564 Other current assets and prepayments 66,030 76,039 Assets held for sale - 532,441 Total current assets 1,317,954 2,058,090 Property, plant and equipment, net 218,657 254,078 Rental property and equipment, net 24,587 23,583 Long-term finance receivables, net 610,316 653,085 Goodwill 721,003 734,409 Intangible assets, net 15,780 20,400 Operating lease assets 113,357 126,492 Noncurrent income taxes 99,773 60,995 Other assets 276,089 341,053 Total assets 3,397,516$ 4,272,185$ Liabilities and stockholders' deficit Current liabilities: Accounts payable and accrued liabilities 873,626$ 829,419$ Customer deposits at Pitney Bowes Bank 645,860 640,323 Current operating lease liabilities 26,912 29,882 Current portion of long-term debt 53,250 58,931 Advance billings 70,131 76,258 Current income taxes 2,948 6,523 Liabilities of assets held for sale - 257,106 Total current liabilities 1,672,727 1,898,442 Long-term debt 1,866,458 2,087,101 Deferred taxes on income 49,187 211,477 Tax uncertainties and other income tax liabilities 13,770 19,091 Noncurrent operating lease liabilities 100,804 126,568 Noncurrent customer deposits at Pitney Bowes Bank 57,977 73,972 Other noncurrent liabilities 215,026 224,110 Total liabilities 3,975,949 4,640,761 Stockholders' deficit: Common stock 270,338 270,338 Retained earnings 2,671,868 3,077,988 Accumulated other comprehensive loss (839,171) (851,245) Treasury stock, at cost (2,681,468) (2,865,657) Total stockholders' deficit (578,433) (368,576) Total liabilities and stockholders' deficit 3,397,516$ 4,272,185$ # Pitney Bowes - Confidential

**Pitney Bowes Inc.**

**Business Segment Revenue**

(Unaudited; in thousands)

| | Three months ended December 31 | | | Year ended December 31 | | |
|---|---|---|---|---|---|---|
| | **2024** | **2023** | **% Change** | **2024** | **2023** | **% Change** |
| Sending Technology Solutions | $ 319,511 | $ 337,512 | **(5%)** | $ 1,279,866 | $ 1,327,873 | **(4%)** |
| Presort Services | 179,555 | 163,139 | **10%** | 662,587 | 617,599 | **7%** |
| Total reportable segments | 499,066 | 500,651 | **(0%)** | 1,942,453 | 1,945,472 | **(0%)** |
| Other operations | 17,055 | 25,765 | **(34%)** | 84,145 | 133,453 | **(37%)** |
| **Total revenue, as reported** | **516,121** | **526,416** | **(2%)** | **2,026,598** | **2,078,925** | **(3%)** |
| Impact of currency on revenue | 438 | | | 419 | | |
| Total revenue, constant currency | $ 516,559 | $ 526,416 | **(2%)** | $ 2,027,017 | $ 2,078,925 | **(3%)** |

Pitney Bowes - Confidential

## Pitney Bowes Inc.
## Adjusted Segment EBIT & EBITDA
(Unaudited; in thousands)

| | Three months ended December 31 | | | | | | | |
|---|---|---|---|---|---|---|---|---|
| | 2024 | | | 2023 | | | % change | |
| | Adjusted Segment EBIT [(1)] | D&A | Adjusted Segment EBITDA | Adjusted Segment EBIT [(1)] | D&A | Adjusted Segment EBITDA | Adjusted Segment EBIT | Adjusted Segment EBITDA |
| Sending Technology Solutions | $ 95,327 | $ 10,713 | $ 106,040 | $ 116,386 | $ 9,652 | $ 126,038 | (18%) | (16%) |
| Presort Services | 52,228 | 9,103 | 61,331 | 34,464 | 8,470 | 42,934 | 52% | 43% |
| Total reportable segments | $ 147,555 | $ 19,816 | 167,371 | $ 150,850 | $ 18,122 | 168,972 | (2%) | (1%) |
| ***Reconciliation of Adjusted Segment EBITDA to Income from continuing operations:*** | | | | | | | | |
| Other operations (2) | | | 593 | | | 653 | | |
| Depreciation and amortization - reportable segments | | | (19,816) | | | (18,122) | | |
| Interest expense, net | | | (41,708) | | | (45,117) | | |
| Corporate expenses | | | (33,710) | | | (65,169) | | |
| Restructuring charges | | | (12,056) | | | (17,645) | | |
| Goodwill impairment | | | - | | | (80,365) | | |
| Pension settlement | | | (91,339) | | | - | | |
| Foreign currency gain (loss) on intercompany loans | | | 23,724 | | | (5,761) | | |
| Strategic review costs | | | (2,820) | | | - | | |
| Charges in connection with the Ecommerce Restructuring | | | (29,686) | | | - | | |
| Loss on debt refinancing | | | (8,750) | | | - | | |
| Loss from continuing operations before taxes | | | $ (48,197) | | | $ (62,554) | | |

| | Year ended December 31 | | | | | | | |
|---|---|---|---|---|---|---|---|---|
| | 2024 | | | 2023 | | | % change | |
| | Adjusted Segment EBIT [(1)] | D&A | Adjusted Segment EBITDA | Adjusted Segment EBIT [(1)] | D&A | Adjusted Segment EBITDA | Adjusted Segment EBIT | Adjusted Segment EBITDA |
| Sending Technology Solutions | $ 401,800 | $ 39,993 | $ 441,793 | $ 408,091 | $ 37,981 | $ 446,072 | (2%) | (1%) |
| Presort Services | 165,784 | 35,825 | 201,609 | 110,997 | 33,642 | 144,639 | 49% | 39% |
| Total reportable segments | $ 567,584 | $ 75,818 | 643,402 | $ 519,088 | $ 71,623 | 590,711 | 9% | 9% |
| ***Reconciliation of Adjusted Segment EBITDA to Income from continuing operations:*** | | | | | | | | |
| Other operations (2) | | | (4,232) | | | (439) | | |
| Depreciation and amortization - reportable segments | | | (75,818) | | | (71,623) | | |
| Interest expense, net | | | (173,694) | | | (162,050) | | |
| Corporate expenses | | | (178,141) | | | (210,931) | | |
| Restructuring charges | | | (76,915) | | | (52,412) | | |
| Pension settlement | | | (91,339) | | | - | | |
| Goodwill impairment | | | - | | | (123,574) | | |
| Foreign currency gain (loss) on intercompany loans | | | 10,243 | | | (5,761) | | |
| Strategic Review costs | | | (17,110) | | | - | | |
| Asset impairment charge | | | (10,000) | | | - | | |
| Charges in connection with the GEC Exit | | | (67,831) | | | - | | |
| (Loss) gain on debt refinancing | | | (10,892) | | | 3,064 | | |
| Proxy solicitation fees | | | - | | | (10,905) | | |
| Loss from continuing operations before taxes | | | $ (52,327) | | | $ (43,920) | | |

(1) Adjusted segment EBIT excludes interest, taxes, general corporate expenses, restructuring charges, impairment charges, foreign currency gains and losses from the revaluation of intercomapny loans and other items that are not allocated to a business segment.

(2) Other operations includes the revenue and related expenses of our former Global Ecommerce business that did not qualify for discontinued operations treatment. These operations represent previous operations that were dissolved or sold, shared services functions and a cross-border services contract.

Pitney Bowes - Confidential

**Pitney Bowes Inc.**

**Reconciliation of Reported Consolidated Results to Adjusted Results**

(Unaudited; in thousands, except per share amounts)

| | Three months ended December 31 | | Year ended December 31 | |
|---|---|---|---|---|
| | 2024 | 2023 | 2024 | 2023 |
| ***Reconciliation of reported net loss to adjusted EBIT and adjusted EBITDA*** | | | | |
| Net loss | $ (37,373) | $ (223,838) | $ (203,597) | $ (385,627) |
| (Income) loss from discontinued operations, net of tax | (4,690) | 162,268 | 306,099 | 324,360 |
| (Benefit) provision for income taxes | (6,134) | (984) | (154,829) | 17,347 |
| Loss before taxes | (48,197) | (62,554) | (52,327) | (43,920) |
| Restructuring charges | 12,056 | 17,645 | 76,915 | 52,412 |
| Pension settlement | 91,339 | - | 91,339 | - |
| Foreign currency (gain) loss on intercompany loans | (23,724) | 5,761 | (10,243) | 5,761 |
| Strategic review costs | 2,820 | - | 17,110 | - |
| Asset impairment charge | - | - | 10,000 | - |
| Charges in connection with the Ecommerce Restructuring | 29,686 | - | 67,831 | - |
| Goodwill impairment | - | 80,365 | - | 123,574 |
| Loss (gain) on debt refinancing | 8,750 | - | 10,892 | (3,064) |
| Proxy solicitation fees | - | - | - | 10,905 |
| Adjusted net income before tax | 72,730 | 41,217 | 211,517 | 145,668 |
| Interest, net | 41,708 | 45,117 | 173,694 | 162,050 |
| Adjusted EBIT | 114,438 | 86,334 | 385,211 | 307,718 |
| Depreciation and amortization | 28,588 | 28,224 | 114,485 | 112,724 |
| Adjusted EBITDA | $ 143,026 | $ 114,558 | $ 499,696 | $ 420,442 |
| ***Reconciliation of reported diluted loss per share to adjusted diluted earnings per share*** | | | | |
| Diluted loss per share | $ (0.21) | $ (1.27) | $ (1.12) | $ (2.20) |
| (Income) loss from discontinued operations, net of tax | (0.03) | 0.92 | 1.68 | 1.85 |
| Restructuring charges | 0.05 | 0.08 | 0.32 | 0.22 |
| Pension settlement | 0.37 | - | 0.37 | - |
| Foreign currency (gain) loss on intercompany loans | (0.10) | 0.02 | (0.04) | 0.02 |
| Strategic review costs | 0.01 | - | 0.07 | - |
| Asset impairment charge | - | - | 0.06 | - |
| Charges in connection with the Ecommerce Restructuring | 0.12 | - | 0.28 | - |
| Tax benefit from affiliate reorganization | - | - | (0.90) | - |
| Tax on settlement of investment securities | 0.05 | - | 0.05 | - |
| Goodwill impairment | - | 0.45 | - | 0.68 |
| Loss (gain) on debt refinancing | 0.04 | - | 0.05 | (0.01) |
| Proxy solicitation fees | - | - | - | 0.05 |
| Adjusted diluted earnings per share | $ 0.32 | $ 0.20 | $ 0.82 | $ 0.61 |

The sum of the earnings per share amounts may not equal the totals due to rounding.

| | Three months ended December 31 | | Year ended December 31 | |
|---|---|---|---|---|
| | 2024 | 2023 | 2024 | 2023 |
| ***Reconciliation of reported net cash from operating activities to free cash flow*** | | | | |
| Net cash from operating activities - continuing operations | $ 131,837 | $ 162,714 | $ 276,453 | $ 234,596 |
| Capital expenditures | (19,088) | (20,241) | (72,403) | (78,109) |
| Restructuring payments | 32,104 | 9,291 | 86,023 | 34,443 |
| Proxy solicitation fees paid | - | - | - | 10,905 |
| Free cash flow | $ 144,853 | $ 151,764 | $ 290,073 | $ 201,835 |

Pitney Bowes - Confidential